EXHIBIT 3.1

                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

     Charter One Financial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Second Restated Certificate of Incorporation of said corporation:

          SEVENTH: A. Board of Directors. The business and affairs of the Corporation shall be under the direction of a board of directors (the "Board of Directors"), except as provided in this Second Restated Certificate of Incorporation or in the Bylaws. The number of directors shall be determined pursuant to the Corporation's Bylaws, as may be amended from time to time.

     SECOND: That the stockholders approved said amendment at the Special Meeting of Stockholders of Charter One Financial, Inc., held on October 3, 1997, by the requisite votes of the outstanding shares of common stock, pursuant to notice given in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Charter One Financial, Inc. has caused this certificate to be signed by Charles J. Koch, its Chairman of the Board, President and Chief Executive Officer, and attested by Robert J. Vana, its Chief Corporate Counsel and Corporate Secretary, this third day of October, 1997.

                                           CHARTER ONE FINANCIAL, INC.

                                           By:  /s/ Charles J. Koch
                                                --------------------------------
                                                Charles J. Koch
                                                Chairman of the Board, President
                                                   and Chief Executive Officer

ATTEST:

By:  /s/ Robert J. Vana
     --------------------------------
     Robert J. Vana
     Chief Corporate Counsel and
        Corporate Secretary